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                                                                       EXHIBIT 5

                              [CENTERIOR PASETUP]

                                            September 16, 1994
The Cleveland Electric
  Illuminating Company
The Toledo Edison Company
c/o Centerior Service Company
6200 Oak Tree Boulevard
Independence, Ohio 44131

Ladies and Gentlemen:

     This Opinion is being rendered to you in connection with the Registration Statement on Form S-4 (including the Joint Proxy Statement and the Prospectus and exhibits) relating to the merger of The Toledo Edison Company ("Toledo Edison") into The Cleveland Electric Illuminating Company ("Cleveland Electric"; Cleveland Electric and Toledo Edison each referred to herein as a "Company" and collectively as the "Companies"), and the registration and issuance of 2,283,500 shares of Serial Preferred Stock (the "Stock") by Cleveland Electric in order to consummate the merger. The Registration Statement and the documents incorporated by reference therein are referred to herein as the "Proxy and Merger Registration Statement".

     I am counsel for each of the Companies and attorneys acting under my supervision have examined the following:

     (a) A copy of Cleveland Electric's Amended Articles of Incorporation, as amended to date, as filed with the Secretary of State of Ohio, and a proposed form of further Amended Articles of Incorporation, included in the Proxy and Merger Registration Statement, proposed for approval by the preferred stock shareholders of Cleveland Electric (which has previously been approved by the Board of Directors and the common stock shareholder of Cleveland Electric);

     (b) A copy of Cleveland Electric's Regulations, certified by the Secretary of Cleveland Electric;

     (c) The Proxy and Merger Registration Statement;

     (d) The Application filed by Cleveland Electric with the Public Utilities Commission of Ohio (the "PUCO") for authority to issue the Stock;

     (e) The Agreement of Merger, dated as of April 12, 1994, between the Companies; and

     (f) Such other documents and matters as I deem necessary to express this opinion.
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The Cleveland Electric
  Illuminating Company
The Toledo Edison Company
c/o Centerior Service Company
September 16, 1994
Page 2

     Attorneys acting under my supervision have also examined originals or copies, certified or otherwise identified to their satisfaction, of such other documents, corporate records and other instruments and have made such investigation of fact and law as they have deemed necessary or advisable for purposes of this Opinion. Terms used herein and not otherwise defined are used as defined in the Proxy and Merger Registration Agreement.

     Based upon the foregoing and such legal considerations as I deem relevant, I am of the opinion that:

     (1) Each Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio; and

     (2) Upon (i) the approval by Cleveland Electric's preferred stock shareholders of the further Amended Articles of Incorporation as described in the Proxy and Merger Registration Statement, (ii) due execution and filing of the further Amended Articles of Incorporation with the Secretary of State of Ohio, (iii) the issuance of an Order by the PUCO authorizing the issuance of the Stock, and (iv) the issuance of the Stock in accordance with the Proxy and Merger Registration Statement (including any final Prospectus therein) when the same shall have become effective, the Stock will be legally issued, fully paid and non-assessable.

     The statements as to matters of law and legal conclusions under the headings "General Regulation", "Environmental Regulation", "Electric Rates", "Title to Property" and "Legal Proceedings" in the Company's Annual Report on Form 10-K incorporated by reference in the Proxy and Merger Registration Statement, as supplemented by any Quarterly and Current Reports on Forms 10-Q and 8-K, respectively, which have been incorporated by reference in the prospectus contained therein, and under the headings "Description of Cleveland Electric Preferred Stock", "Indemnification of Cleveland Electric's Directors and Officers" and "Tax Consequences" in the Proxy and Merger Registration Statement have been prepared under my supervision and have been reviewed by me, and in my opinion such statements as to such matters and conclusions are correct.

     I hereby consent (a) to the use of my name in connection with (i) the statements as to matters of law and legal conclusions under the headings in the documents described in the paragraph immediately preceding and (ii) the statements under the heading "Legal Opinions" in the final Prospectus, (b) to the inclusion in and incorporation by reference into, as the case may be, the final Prospectus of the statements as to matters of law and legal conclusions referred to in clause (a)(i) of this sentence and to be contained in any documents hereafter incorporated by reference into the final Prospectus and referred to in such documents as having been reviewed by me and (c) to the filing of this opinion and consent with the Securities and Exchange Commission as an exhibit to the Proxy and Merger Registration Statement.
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The Cleveland Electric
  Illuminating Company
The Toledo Edison Company
c/o Centerior Service Company
September 16, 1994
Page 3

     This Opinion is expressed as of the date hereof. No Opinion is expressed as to the effect of any changes or events which may occur hereafter. I neither accept nor recognize any duty or responsibility to inform you of any subsequent change or event.

                                            Respectfully submitted,

                                              /s/  TERRENCE G. LINNERT
                                            Terrence G. Linnert
                                            Counsel for The Cleveland Electric
                                              Illuminating Company and
                                              The Toledo Edison Company
F: [FINANCINGS] PREFSTOCK
T: CEI Opinion -- Ex. 5
September 16, 1994